                                                                  EXHIBIT 10.23



                             SERVICE AGREEMENT

         This Service Agreement (the "Agreement") is made and entered into this 6th day of November 1998, by and between COMSAT Mobile Communications, a business unit of COMSAT Corporation, a corporation organized and existing under the laws of the District of Columbia, with offices located at 6560 Rock Spring Drive, Bethesda, Maryland 20871 ("COMSAT"), and MCI International, Inc., a corporation organized and existing under the laws of Delaware, with offices at 2 International Drive, Rye Brook, New York 10573 ("MCI"). COMSAT and MCI are hereinafter collectively referred to as the "Parties" and individually referred to as a "Party".

WHEREAS, COMSAT provides mobile satellite communications services to and from mobile earth stations via the International Mobile Satellite Organization ("Inmarsat") satellite system through COMSAT's land earth stations and switching facilities; and

WHEREAS,  MCI  maintains  a  terrestrial   telecommunications  network  and
provides telecommunication services, including telex services, within the United States and abroad; and

WHEREAS, both Parties desire to obtain the services of the other Party and are willing to interconnect facilities for the purpose of facilitating the mutual provision of services in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein expressed, COMSAT and MCI agree as follows:

1.       DEFINITIONS

1.1 "COMSAT Facilities" shall mean land earth stations ("LES") and switching facilities provided by COMSAT.

1.2 "COMSAT Services" shall mean Standard-A, -M, -B, Mini-M and Aero mobile satellite communication services to and from mobile earth stations via the Inmarsat satellite system through COMSAT Facilities.

1.3      "Effective Date" shall mean November 1, 1998.

1.4 "Fixed-to-Mobile Traffic" shall mean U.S. traffic originating on MCI Facilities in a fixed location and destined to terminate at a mobile earth station via the Inmarsat satellite system.

1.5 "Inmarsat Ocean Regions" shall mean the Pacific Ocean Region ("POR"), the Atlantic Ocean Region-West ("AOR-W"), the Atlantic Ocean Region-East ("AOR-E") and the Indian Ocean Region ("IOR").

1.6 "MCI Facilities" shall mean MCI's international switching centers and other terrestrial facilities owned or controlled by MCI or, as the case may be, the facilities of any local exchange carriers selected by MCI for the termination of Mobile-to-Fixed Traffic. MCI's Facilities shall not include facilites owned and operated by Worldcom, Inc. or its affiliates prior to the merger of Worldcom, Inc. and MCI Communications Corporation.

1.7 "MCI Services" shall mean terrestrial communications services to and from fixed international or domestic land points via MCI Facilities.

1.8      "MES" shall mean mobile earth station.

1.9 "Mobile-to-Fixed Traffic" shall mean traffic originating from a mobile earth station via the Inmarsat satellite system and
         COMSAT's Facilities and destined to terminate at a fixed international or domestic land point.

1.10 "Transit Traffic" shall mean traffic to an Inmarsat MES originating from a fixed location in a country in which no Inmarsat land earth station exists to provide service to such MES and which traffic is routed over MCI Facilities to COMSAT Facilities for delivery to its final destination.

2.       TERM OF AGREEMENT.

         Unless otherwise terminated pursuant to Article 7 hereof, this Agreement shall be effective for a period of one year, commencing on the Effective Date ("Initial Term").

3        SERVICE PROVISION AND RATES

3.1 COMSAT shall provide COMSAT Services to MCI at the rates set forth in Attachment A hereto in order to allow MCI to terminate U.S. originated Fixed-to-Mobile Traffic. Notwithstanding the foregoing, COMSAT shall provide a discount to its rates for Standard -A services in consideration of MCI's commitment to program its switches and undertake any other measures necessary to direct to COMSAT a minimum of seventy-five (75%) of MCI's U.S.-originated Inmarsat -A, -M, -B, Mini-M and Aero Fixed-to-Mobile Traffic destined to the AOR-E, AOR-W and POR. The discount rate shall be as set forth in Attachment A. In order to receive the discount, internal monthly reviews shall be conducted by COMSAT to measure actual Fixed-to-Mobile traffic delivered by MCI to COMSAT. The rates set forth in Attachment A shall be inclusive of all space and ground segment charges. COMSAT shall be solely responsible for such charges and MCI shall have no responsibility therefor.

3.2 MCI shall provide MCI Services to COMSAT to allow COMSAT to terminate Mobile-to-Fixed Traffic at the rates set forth in Attachment B hereto. COMSAT shall be eligible for discounts as described in Attachment B. The rates set forth in Attachment B shall be inclusive of all pay-outs and other amounts payable to any local, long distance or other carrier or administration and/or other operating entities with respect to MCI Service terminating in or transiting through their jurisdictions. MCI shall be solely responsible for settlements with and payments to such carriers and COMSAT shall have no responsibility therefor.

3.3 The rates set forth in Attachments A and B shall be effective as of November 1, 1998.

3.4      Transit Traffic

3.4.1 For Transit Traffic, COMSAT will establish transit rates with the foreign administrations for the LES component of the charge and MCI will establish the international land line charges.

3.4.2 For Transit Traffic where the foreign administration accounts and settles with COMSAT for the LES component ("Direct Settlement"), the foreign telephone administration shall account and settle with MCI for the international land line charges. In the event that cascade accounting is utilized, MCI shall credit COMSAT the amount due COMSAT and settlement shall be in accordance with Section
         6.1.2. MCI shall provide sufficient detail on a monthly basis to enable COMSAT to determine the foreign administration from which the call originated, volume and ocean region destinations of the Transit Traffic.

4.       INTERCONNECTION OF FACILITIES.

4.1 COMSAT and MCI agree to interconnect COMSAT Facilities and MCI Facilities to permit the exchange of Fixed-to-Mobile and Mobile-to-Fixed Traffic. The points of interconnections shall be at COMSAT's Main Distribution Frame ("MDF") at COMSAT's Facilities at Santa Paula, California and Southbury, Connecticut.

4.2 Each Party shall be responsible for providing and maintaining, at its own expense and liability, the equipment and circuits located on its side of the MDF. The Parties shall cooperate in the detection and correction of problems which can not be immediately isolated to a specific side of the MDF or segment of a circuit.

4.3 Except as otherwise agreed by the Parties, the technical standards and methods of operation applied by the Parties in the exchange of traffic hereunder shall conform to the applicable recommendations of the International Telecommunications Union - Telecommunications Standardization Sector ("ITU-T") and to any revisions of same. The Parties agree that the signaling standard shall continue to be Signaling System

         No. 5. Such signaling standard may be upgraded to Signaling System No. 7 upon availability and mutual agreement of the Parties.

5.       APPLICABLE SERVICE STANDARDS

5.1 COMSAT Services. COMSAT shall provide COMSAT Services through COMSAT Facilities which satisfy the applicable Inmarsat specifications for such services. COMSAT's failure to comply with non-mandatory specifications shall not be deemed to be in conflict with this Agreement.

5.2 MCI Services. MCI shall provide services through its facilities which satisfy ITU Recommendations Q. 140 through Q. 157 for Signaling System No. 5.

6.       PAYMENT FOR SERVICE

6.1      Accounting and Settlement Procedures.

6.1.1 Each Party shall be responsible for establishing end-user rates for services rendered to its respective customers. In addition, each Party shall be responsible to bill and collect service charges from its respective customers.

6.1.2    No later  than  sixty  (60) days after the end of a service month, the Parties shall exchange accounting statements for services provided to each other during the preceding calendar month. Each Party shall provide to the other Party such detail as each Party may reasonably require to determine the appropriate settlement between the Parties. At a minimum, the monthly statement shall contain the type of service, the Inmarsat Ocean Region, the number of calls, the minutes carried and the rates applicable to each minute. Such monthly statement shall be provided via a printed statement until implementation of settlement disk processing. The Parties shall reduce to a net balance the sum due in U.S. Dollars each month from each Party to the other Party. Net balances due from one Party ("Debtor Party") to the other Party ("Creditor Party") shall be paid by the Debtor Party to the Creditor Party. Settlement of net balances shall be made within forty-five (45) days of receipt of invoice from the Creditor Party. The inability of a Party to collect from its end users shall not relieve such Party's obligation to make payment to the other Party for services rendered hereunder.

6.2 Billing Disputes. Each Party is responsible for the accuracy of any accounting statement or invoice that it submits to the other Party. An accounting statement shall be deemed to have been accepted by the Party to whom it is rendered if such Party does not object in writing thereto before the end of the second calendar month following the month in which the account is transmitted by the Party rendering it. Agreed adjustments shall be included in the following monthly accounting statement. Objections to an invoice that are not raised within twelve (12) months of the date on which an invoice is received by a Party shall be deemed waived by such Party and such invoice shall be deemed final.

6.3.1 Taxes. Each Party shall be responsible for its own tax or tax related surcharges determined by reference to income, net worth, franchise or property and any other tax imposed directly on the Party.

6.3.2 With regard to services originated and billed to a purchaser by MCI, MCI agrees to be responsible for the determination, collection and remittance of all appropriate taxes imposed thereon including but not limited to United States federal excise, state and local sales, gross receipts and similar taxes. With regard to services originated and billed to a purchaser by COMSAT, COMSAT agrees to be responsible for the determination, collection and remittance of all appropriate taxes imposed thereon including but not limited to United States federal excise, state and local sales, gross receipts and similar taxes.

         In the event that an exemption certificate is required by either Party, all efforts will be made to provide such certificate to the requesting Party.

7.       TERMINATION.

7.1 Termination . This Agreement may be terminated by either Party ("Terminating Party") to the other Party (the "Defaulting Party") in the event that one (1) or more of the following events shall occur and which event(s) shall not have been cured within the thirty (30) day period from the date of written notice thereof from the Terminating Party to the Defaulting Party: (a) failure of the Defaulting Party to pay any sum due and owing to the Terminating Party within the payment period specified in Section 6 hereof; or (b) failure of the Defaulting Party to perform any material obligation contained in this Agreement.

7.1.1 Consequence of Termination. Termination or expiration of this Agreement in accordance with its terms shall not release the Parties hereto from any liability which at the time of termination or expiration has already accrued or which thereafter may accrue in respect of any act or omission of a Party prior to such termination or expiration, or from any obligation which is expressly stated in this Agreement to survive termination or expiration.

7.1.2    Upon expiration or termination of this Agreement:

         a. Neither Party shall be obligated to provide its services to the other Party;

         b. Each Party shall return or destroy all Confidential Information of the other Party in its possession no later than five (5) business days following the termination or expiration date; and

         c. All mutual indebtedness of the Parties that shall have accrued as of the date of termination or expiration shall become due and payable within thirty (30) days thereof.

8.       LIABILITY; GENERAL INDEMNITY

8.1 In no event shall either Party be liable to the other Party for any special, indirect, incidental, punitive, consequential or exemplary damages, including without limitation loss of revenue, loss of profits, loss of clients or goodwill arising in any manner from this Agreement and the performance or nonperformance of business hereunder.

8.2 With respect to the service that each Party provides to the other Party hereunder, neither Party shall be liable for, and expressly disclaims any liability to the other Party, its customers, assigns or any other person or entity for any damages, claims, liability, expenses, or loss, regardless of the degree of fault or failure, including but not limited to damage to property and claims for personal injury or death, sustained by the other Party, its customers, assigns or any other person or entity for any reason relating to the unavailability, delay, outage, interruption, disruption, break-down, degradation, error in transmission, or failure arising out of, relating to, or in any way associated with the Services, satellites, land earth stations, equipment, operations, or facilities that are involved in the performance of this Agreement, regardless of the cause or causes thereof, and regardless of whether or not attributable to any negligent act or omission or whether or not such act or omission constitutes, with respect to any person or entity, failure to meet any of its obligations.

8.3 With respect to the COMSAT Services provided hereunder, MCI agrees that Inmarsat shall not be liable to the same extent as the disclaimers of liability in this Article.

8.4 Each Party agrees to include, in any contract, agreement, tariff or other undertaking between it and any customer or assign relating to the services, operations, equipment or facilities involved in the performance of this Agreement, a provision stating that the disclaimers of liability as set forth above shall apply in full to said contract, agreement, tariff or other undertaking.

9.       FORCE MAJEURE

9.1 Except for payment obligations, neither Party shall be liable for failure to perform under this Agreement due to any act, event or cause beyond its reasonable control ("Force Majeure Event") including, but not limited to:

         Acts of God, peril of the sea, accident of navigation, war, sabotage, riot, insurrection, civil commotion, national emergency (whether in fact or by law), martial law, fire, lightning, flood, cyclone, earthquake, landslide, storm or other adverse weather conditions, explosion, power shortage, strike or other labor difficulty (whether or not involving COMSAT employees), epidemic, quarantine, radiation or radioactive contamination;

         Action or inaction of any government or other competent authority, (including any court of competent jurisdiction), including expropriation, restraint, prohibition, intervention, requisition, requirement, direction or embargo by legislation regulation, decree or other legally enforceable order; and Breakdown of plant, machinery or equipment, externally caused transmission interference or satellite failure, or satellite launch failure or delay, or satellite malfunction, or shortages of labor, transportation, fuel, power or plant, machinery, equipment or material.

9.2 In the event that a Force Majeure Event exceeds thirty (30) consecutive days, then following such thirty-day period, the Parties shall meet and negotiate the continuation, suspension, termination, restructuring or other disposition of this Agreement. Upon removal or cessation of the Force Majeure Event, all obligations under this Agreement shall resume, unless the Parties determine to terminate or restructure the Agreement.

10.      ASSIGNMENT

         This Agreement shall not be assigned or transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.
         Notwithstanding the foregoing, either Party may, without the other's consent, make an assignment to a successor, affiliate, subsidiary, or to any entity controlling or under the same control as such a Party.

11.      GOVERNMENT APPROVALS

11.1 All agreements covenants, undertakings and obligations herein made or assumed by the Parties hereto are subject to the obtaining of all necessary governmental licenses, consents, permits, authorizations, and approvals. Each Party shall obtain and continue to maintain such licenses, consents, permits, authorizations, and approvals.

11.2 Both Parties represent and warrant that they have been authorized as common carriers by the FCC pursuant to Section 214 of the Communication Act of 1934, as amended. A copy of this Agreement shall be filed with the FCC pursuant to Section 211 of such Act and shall seek confidential treatment of such filing.

12.      CONFIDENTIALITY

12.1 The Parties hereby agree that it may be necessary to the performance of this Agreement for a Party (the "Disclosing Party") to disclose to the other Party (the "Receiving Party") certain information that each Party deems to be confidential and proprietary. The Receiving Party shall maintain the security and confidentiality of all Confidential Information received from the Disclosing Party hereunder.

12.2 For purposes hereof, "Confidential Information" shall include business and technical information or data relating to the Disclosing Party and its representatives that is reduced to writing and marked "Confidential" by the Disclosing party. Notwithstanding anything contained herein to the contrary, Confidential Information shall not include (i) information developed independently by the Receiving Party or lawfully received from a third party not under an obligation of confidentiality;  or (ii)  information  in the public  domain;  or
         (iii) information known by Receiving Party prior to the execution of this Agreement; or information disclosed pursuant to law; (iv) judicial order or governmental regulation.

12.3 The Receiving Party shall not use nor communicate, directly or indirectly, any of the Confidential Information to any third party without the prior written consent of the Disclosing Party. The Receiving Party shall use its best efforts to prevent inadvertent disclosure of all or any part of the Confidential Information to any third party.

12.4 The Receiving Party's obligations under this Article shall continue for a period of two (2) years after the termination or expiration of this Agreement with respect to each item of Confidential Information disclosed hereunder. Upon such expiration or termination, the Receiving Party shall return or destroy all Confidential Information of the other Party in its possession.

13.      INTELLECTUAL PROPERTY  RIGHTS

         The Parties agree that trademarks, inventions, patents, copyrights, registered designs, service marks, trade names and all other intellectual property shall remain in the ownership of the person or party originating the same and nothing herein shall confer or be deemed to confer on either Party expressly, implied or otherwise, any rights or licenses in the intellectual property of the other.

14.      AMENDMENT

         This Agreement together with all Attachments and Exhibits, may be amended, modified or amplified only by written agreement signed by authorized representatives of both Parties.

15.      WAIVER OF TERMS

         No waiver by either Party of any provision of this Agreement shall be binding unless expressly confirmed in writing. Further, any such waiver shall relate only to such particular matter, non-compliance or breach as it expressly relates to and shall not apply to any subsequent or other matter, non-compliance or breach.

16.      GOVERNING LAW AND FORUM

16.1 The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and be governed by the laws of the State of New York.

16.2 Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation within thirty (30) days following the date on which written notice of a dispute has been given to the other Party, shall be settled by binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures, as amended by this Agreement. The number of neutral arbitrators shall be three (3), one appointed by each Party, and the third appointed by the other two arbitrators. The place of arbitration shall be Washington, D.C. The costs or arbitration, including the fees and expenses of the arbitrators, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA") and the provisions of this Agreement. The arbitrators shall comply with the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrators shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrators have the authority to make any award that provides for punitive or exemplary damages. The arbitrators' decision shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be government by the USAA.

17.      NOTICES

17.1 All notices, invoices and other communications made hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt, if delivered in person or by telecopy, with confirmation; or (ii) one (1) day after deposit prepaid with a U.S. domestic overnight express service for domestic delivery; or (iii) three (3) days after deposit in the United States mail, certified, postage prepaid, return receipt requested; or (iv) five (5) days after deposit with an overnight express service for international delivery service.

         Notices to COMSAT of a contractual nature shall be directed to the following address:

         COMSAT Mobile Communications
         6560 Rock Spring Drive
         Bethesda, Maryland 20817
         Attention:  Contracts Department
         Telephone Number:  (301) 214-3450
         Facsimile Number:  (301) 214-7113

         Notices to COMSAT related to invoices and collections shall be directed to the following addresses:

         COMSAT Mobile Communications
         6560 Rock Spring Drive
         Bethesda, Maryland  20817
         Attention: Revenue Accounting Department
         Telephone Number:  (301) 214-3000
         Facsimile Number:  (301) 214-7113

         Notices to MCI of a contractual nature shall be directed to the following address:

         MCI International, Inc.           MCI Worldcom, Inc.
         2 International Drive             1717 Pennsylvania Avenue, N.W.
         Rye Brook, New York  10573        Washington, D.C.  20006
         Attention:                        Attention: International Commercial
                                              Affairs Law and Public Policy
         Telephone Number:
         Facsimile Number:                 Facsimile Number:  (202) 721-2549

         Notices to MCI related to invoices and collections shall be directed to the following address:

         MCI International, Inc.
         2 International Drive
         Rye Brook, New York  10573
         Attention:
         Telephone Number:
         Facsimile Number:

18.      MISCELLANEOUS

18.1 No Third Party Beneficiary. The provisions of this Agreement are for the benefit only of the Parties hereto, and no third party may seek to enforce or benefit from those provisions.

18.2 No Partnership Or Agency Relationship. The relationship between COMSAT and MCI shall not be that of partners or agents of one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them.

18.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Party's successors and permitted assignees.

18.4 Headings. The titles in the headings of paragraphs are intended for organization and convenience only and do not apply in the interpretation of any of the Agreement terms.

18.5 Survival of Terms. The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the Parties hereto shall so survive the completion of

18.6     Rule  of   Construction.   No  rule  of   construction   requiring
         interpretation against the drafting party hereof shall apply in the interpretation of this Agreement.

19.      ENTIRE AGREEMENT

         This Agreement, together with all attachments incorporated herein specifically by reference, represents the entire understanding of the Parties with respect to the subject matter hereof and all other agreements (written or oral) between the Parties relating to the Service shall be superseded by this Agreement.

20.      SEVERABILITY

         If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the Parties agree to use their best efforts to achieve the purpose of the invalid provision by a new legally valid stipulation.

 21.     SUPERSEDES OTHER AGREEMENTS

         This Agreement specifically supersedes and cancels the Agreement dated 1 September 1993, entered into by COMSAT and MCI International, Inc., which Agreement shall be null and void, except for any liabilities of the Parties that arise thereunder prior to the date of such cancellation and which remain outstanding.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in counterparts on the day and year first above written.

COMSAT Mobile Communications,                  MCI International, Inc.
a business unit of COMSAT Corporation

/s/ Carol M. Schoonhoven                       /s/ Anthony Cirieco
CAROL M. SCHOONHOVEN                           ANTHONY CIRIECO
20 NOVEMBER 1998                               11/6/98